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                                                                    EXHIBIT 10.2

                                 SYNOPSYS, INC.
                  1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                       (AS AMENDED THROUGH APRIL 23, 1999)

        I.      PURPOSE OF THE PLAN

                This 1994 Non-Employee Directors Stock Option Plan (the "Plan") is intended to promote the interests of Synopsys, Inc., a Delaware corporation (the "Corporation"), by providing the non-employee members of the Board of Directors with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

        II.     DEFINITIONS

                For purposes of the Plan, the following definitions shall be in effect:

                ANNUAL MEETING: the annual meeting of the Corporation's stockholders.

                BOARD: the Corporation's Board of Directors.

                CODE: the Internal Revenue Code of 1986, as amended.

                COMMON STOCK: shares of the Corporation's common stock.

                CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

                        a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or




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                        b.      there is a change in the composition of the
        Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

                        a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                        b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                        c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

                EFFECTIVE DATE: October 27, 1994, the date on which the Plan was adopted by the Board.

                FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

                        a. If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.



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                        b.      If the Common Stock is at the time listed or
        admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

                        a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

                        b. more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

                1934 ACT: the Securities Exchange Act of 1934, as amended.

                OPTIONEE: any person to whom an option is granted under the Plan.

                PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

                TAKE-OVER PRICE: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-




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Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over.



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        III.    ADMINISTRATION OF THE PLAN

                The terms and conditions of each automatic option grant (including the timing and pricing of the option grant) shall be determined by the express terms and conditions of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.

        IV.     STOCK SUBJECT TO THE PLAN

                A. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall initially be fixed at 100,000 shares.

                B. The number of shares of Common Stock available for issuance under the Plan automatically increased on the first trading day of each calendar year from 1996 through 1999 by an additional 25,000 shares. In addition, based upon an amendment approved by the Board in January 1999 and approved by the Corporation's shareholders in March 1999, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan by an additional 150,000 shares each year beginning with the 2000 calendar year.

                C. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Article VII and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grant under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

                D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the





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maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities by which the share reserve is to increase automatically each calendar year, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly-elected or continuing non-employee Board member under the Plan, and (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. The adjustments to the outstanding options shall be made by the Board in a manner which shall preclude the enlargement or dilution of rights and benefits under such options and shall be final, binding and conclusive.

        V.      ELIGIBILITY

                A. Eligible Optionees. The individuals eligible to receive automatic option grants pursuant to the provisions of this Plan shall be limited to (i) those individuals serving as non-employee Board members on the Effective Date who have indicated their intention to stand for re-election to the Board at the 1995 Annual Meeting and who have not otherwise previously received a stock option grant from the Corporation, (ii) those individuals who are first elected or appointed as non-employee Board members after the Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who are re-elected as non-employee Board members at one or more Annual Meetings held after the Effective Date. A non-employee Board member shall not be eligible to receive the initial automatic option grant under clause (i) or clause (ii) if such individual has previously been in the employ of the Corporation (or any parent or subsidiary). However, a non-employee Board member shall be eligible to receive one or more clause (iii) option grants, whether or not he or she has previously been in the employ of the Corporation (or any parent or subsidiary). Each non-employee Board member eligible to participate in the Plan pursuant to the foregoing criteria is hereby designated an Eligible Director.

                B. Limitation. Except for the grants to be made pursuant to this Plan, non-employee Board members shall not be eligible to receive any stock options, stock appreciation rights, direct stock issuances or other stock awards under this Plan or any other stock plan of the Corporation or any parent or subsidiary.

        VI.     TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

                A. Grant Date. Option grants shall be made on the dates specified below:

                - Each individual serving as an Eligible Director on the Effective Date who has indicated his or her intention to stand for re-election to the Board at the 1995 Annual Meeting and who has not otherwise previously received a stock





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        option grant from the Corporation year shall automatically be granted at that time a non-statutory stock option to purchase 20,000 shares of Common Stock.

                - Initial Grants. Each individual who first becomes an Eligible Director after the Effective Date, whether through election by the Corporation's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 20,000 shares of Common Stock.

                - Annual Grants. On the date of each Annual Meeting each Eligible Director who is re-elected to the Board at that Annual Meeting shall automatically be granted a non-statutory option to purchase an additional 10,000 shares of Common Stock (an "annual option grant"). On the date on which an individual first becomes an Eligible Director by election or appointment by the Board, such Eligible Director shall automatically be granted, at the time of such appointment, a non-statutory option to purchase 10,000 shares of Common Stock, reduced, in the case of Eligible Directors appointed to the Board, by one twelfth for each whole month that has elapsed since the most recent Annual Meeting (also an "annual option grant"). There shall be no limit on the number of annual option grants any one Eligible Director may receive over his or her period of continued Board service.

                - Committee Service Grants. Each Eligible Director who serves on the Audit Committee, Compensation (or comparable) Committee or other eligible committee as determined by the Board (each such committee a "grant-eligible committee") shall automatically be granted a non-statutory option to purchase 5,000 shares of Common Stock for service on such a grant-eligible committee (a "committee-service option grant"). Such grants shall be awarded on the date of each Annual Meeting to Eligible Directors serving on such committees as of such date and re-elected to the Board at such Annual Meeting, and otherwise upon appointment to a grant-eligible committee. The number of option shares granted to Eligible Directors who are appointed to a grant-eligible committee between Annual Meetings shall be reduced by one twelfth for each whole month that has elapsed from the Annual Meeting until the date of appointment, except with respect to Eligible Directors who are first elected to the Board at the Annual Meeting and elected to serve on a grant-eligible committee at the first meeting of the Board following the Annual Meeting. There shall be no limit on the number of such annual 5,000-share committee-service option grants any one Eligible Director may receive over his or her period of continued Board service, except



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        that no Eligible Director shall receive more than two committee service grants in any year (with such year being measured from one annual meeting to the next).

                B. Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

                C.      Payment.

                The exercise price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below:

                        (i) full payment in cash or check made payable to the Corporation's order; or

                        (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial-reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                        (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial-reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                        (iv) to the extent the option is exercised for vested shares, full payment through a broker-dealer sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (II) shall concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                For purposes of this Section VI.C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option for vested shares, payment of the exercise price for the purchased shares must accompany the




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exercise notice. However, if the option is exercised for any unvested shares, then the Optionee must also execute and deliver to the Corporation a stock purchase agreement for those unvested shares which provides the Corporation with the right to repurchase, at the exercise price paid per share, any unvested shares held by the Optionee at the time of his or her cessation of Board service and which precludes the sale, transfer or other disposition of any shares purchased under the option, to the extent those shares are at the time subject to the Corporation's repurchase right.

                D. Exercisability/Vesting. Each automatic grant shall be immediately exercisable for any or all of the option shares. Any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares in accordance with the applicable schedule below.

                - The initial automatic grant for 20,000 shares made to each Eligible Director shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal installments as such individual continues in Board service through the date immediately preceding each of the first four (4) Annual Meetings following the grant date of that option.

                - Each annual option grant made to an Eligible Director (and each prorated grant issued pursuant to the third paragraph of Section VI.A.) shall vest in full, and the Corporation's repurchase right shall lapse in its entirety, on the date immediately prior to the Annual Meeting following the grant date of that option, provided the Optionee continues in Board service through that vesting date.

                - Each committee-service option grant made to an Eligible Director shall vest in full, and the Corporation's repurchase right shall lapse in its entirety, on the date immediately prior to the Annual Meeting following the grant date of that option, provided the Optionee continues in Board service and remains a member of the committee with respect to which the grant was awarded through that vesting date.

                Vesting of the option shares shall be subject to acceleration as provided in Section VI.G and Article VII. In no event, however, shall any additional option shares vest after the Optionee's cessation of Board service.

                E. Option Term. Each automatic grant under the Plan shall have a maximum term of ten (10) years measured from the automatic grant date.





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                F.      Non-Transferability. During the lifetime of the
Optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following Optionee's death.

                G.      Effect of Termination of Board Service.

                        1. Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding one or more option grants issued under the Plan, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any option shares in which the Optionee is not otherwise at that time vested.

                        2. Should the Optionee die within six (6) months after cessation of Board service, then any option grant issued under the Plan held by the Optionee at the time of death may subsequently be exercised, for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the Optionee's death.

                        3. Should the Optionee die or become Permanently Disabled while serving as a Board member, then any option grant issued under the Plan held by the Optionee at the time of his or her death or Permanent Disability may subsequently be exercised for any or all of the option shares in which the Optionee is vested at that time plus an additional number of option shares equal to the number of option shares (if any) in which the Optionee would have vested had he or she continued in Board service until the next Annual Meeting. The Optionee (or the personal representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have the right to exercise the option for such number of option shares at any time prior to the expiration of the twelve (12)-month period measured from the date of the Optionee's death or Permanent Disability.

                        4. In no event shall any option grant under this Plan remain exercisable after the expiration date of the maximum ten (10)-year option term. Upon the




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expiration of the applicable post-service exercise period under subparagraphs 1 through 3 above or (if earlier) upon the expiration of the maximum ten (10)-year option term, the grant shall terminate and cease to be outstanding for any option shares in which the Optionee was vested at the time of his or her cessation of Board service but for which such option was not otherwise exercised.

                H. Stockholder Rights. The holder of an option grant issued under the Plan shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

                I. Remaining Terms. The remaining terms and conditions of each option grant issued under the Plan shall be as set forth in the form Stock Option Agreement attached as Exhibit A.

        VII.    SPECIAL ACCELERATION EVENTS

                A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option issued under the Plan but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each option grant issued under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

                B. In connection with any Change in Control of the Corporation, the shares of Common Stock at the time subject to each outstanding option issued under the Plan but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the cash-out of the option in accordance with Section VII.C.

                C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each option grant issued under the Plan held by him or her for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option



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(whether or not the Optionee is otherwise at the time vested in those shares)
over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board shall be required in connection with such option surrender and cash distribution.

                D. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent option grant under this Plan.

                E. The automatic option grants outstanding under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        VIII.   AMENDMENT OF THE PLAN AND AWARDS

                The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) the Plan, together with the option grants outstanding under the Plan, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations, and (ii) no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the affected Optionees consent to such amendment. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan or the number of shares issuable per newly-elected or continuing Eligible Director, except for permissible adjustments under Section IV.B., (ii) materially modify the eligibility requirements for participation in the Plan or (iii) materially increase the benefits accruing to participants in the Plan.

        IX.     EFFECTIVE DATE AND TERM OF PLAN

                A. The Plan became effective immediately upon adoption by the Board on the Effective Date, and one or more automatic option grants may be made under the Plan at any time on or after such Effective Date. However, no options granted under the Plan shall become exercisable in whole or in part prior to approval of the Plan by the Corporation's stockholders at the 1995 Annual Meeting. If such approval is not obtained, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further option grants shall be made under the Plan.




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               B. The Plan shall terminate upon the earlier of (i) October 26,
2004 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise or cash-out of the options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing those option grants or stock issuances.

        X.      USE OF PROCEEDS

                Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

        XI.     REGULATORY APPROVALS

                A. The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

                B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

        XII.    NO IMPAIRMENT OF RIGHTS

                Neither the action of the Corporation in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.

        XIII.   MISCELLANEOUS PROVISIONS

                A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.




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                B.      The provisions of the Plan relating to the exercise of
options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

                C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.



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